                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Auto-trol Technology Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Allyson S. Kissell
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    AUTO-TROL TECHNOLOGY CORPORATION

                      12500 NORTH WASHINGTON STREET

                      DENVER, COLORADO  80241-2400


                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


   The annual meeting of shareholders of Auto-trol Technology Corporation (the "Company") will be held on Tuesday, January 27, 1998, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time. At the meeting, the shareholders will consider and act upon the following matters:

     1. The election of directors to serve until the next annual meeting or until their successors are duly elected and qualified.

     2. The approval and adoption of a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to increase the number of shares of Common Stock available for grant collectively under the Plans.

     3.   Such other business as may properly come before the meeting.


   Only shareholders of record at the close of business on December 9, 1997, are entitled to notice of, and to vote at, the meeting.


                                   By Order of the Board of Directors



                                   Allyson S. Kissell
                                   SECRETARY



Denver, Colorado
December 22, 1997



IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE PROXY SHOULD BE RETURNED IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                        AUTO-TROL TECHNOLOGY CORPORATION
                          12500 NORTH WASHINGTON STREET
                           DENVER, COLORADO 80241-2400
________________________________________________________________________________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 27, 1998

   This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Auto-trol Technology Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, January 27, 1998, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time, and at any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is December 22, 1997. ANY PROXY MAY BE REVOKED IN PERSON AT THE MEETING, EITHER BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

   In addition to the solicitation of proxies by mail, officers and other representatives of the Company may solicit the return of proxies by telephone, telegraph or personal contact. The Company will bear the expense of preparing, printing, assembling and mailing this Proxy Statement and accompanying material to its shareholders and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy solicitation material to beneficial owners.

   All references in this Proxy Statement to the Company's last fiscal year refer to the period from October 1, 1996 to September 30, 1997.

     The list of shareholders of record on December 9, 1997, will be available for review at the Company's headquarters for ten (10) days prior to the annual meeting.


                             SHAREHOLDER  PROPOSALS

   Subject to the rules of the Securities Exchange Act of 1934, any shareholder who intends to submit a proposal for action at the annual meeting of shareholders must be a record or beneficial owner of at least one percent (1%) or $1,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the shareholder must continue to own such securities through the date on which the meeting is held. Currently, the 1998 annual meeting of shareholders is scheduled to be held on January 26, 1999. To be considered for inclusion in the proxy material for the next annual meeting, proposals must be received by the Secretary of the Company at 12500 North Washington Street, Denver, Colorado 80241-2400 on or before September 30, 1998.

                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

   The Company's outstanding voting stock consists of Common Stock. Only holders of Common Stock of record at the close of business on December 9, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the meeting. On the Record Date there were 9,309,164 shares of Common Stock outstanding.
Each outstanding share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

   A majority of the Company's outstanding voting Common Stock, represented in person or by proxy, is necessary to constitute a quorum to take action at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required for election of the directors. Abstaining votes and broker non-votes will not be counted as votes for or against a proposal, and will have no effect on the result of a vote, although both will be counted towards the presence of a quorum.

   The following table sets forth, as of November 30, 1997, information with respect to beneficial ownership of the Company's Common Stock by each person beneficially owning more than five percent (5%) of the outstanding shares of such Common Stock:

                                                     SHARES             PERCENT
                                                  BENEFICIALLY             OF
TITLE OF CLASS           NAME AND ADDRESS             OWNED              CLASS
--------------           ----------------         ------------          -------
 Common Stock            Hillman Trusts(1)           1,843,922(2)         20%
 Common Stock          Howard B. Hillman(1)          9,112,841(2)(3)      98%
 Common Stock     Venhill Limited Partnership(1)     6,599,152(4)         71%

 (1) The address is c/o Howard B. Hillman, Taconic Group, 158 Main Street, New Canaan, CT 06840.
 (2) The Hillman Trusts are comprised of thirteen separate trusts holding in aggregate 1,843,922 shares. These shares are also included in the total for Howard B. Hillman, President, CEO and a director of the Company. Under the terms and conditions of the Trusts, Mr. Hillman has sole voting and investment powers for one Trust which includes 1,000 shares; shared voting and investment powers for eleven Trusts which include 936,255 shares; and neither voting nor investment powers for one Trust which includes 906,667 shares. Additionally, Mr. Hillman is the beneficiary and Trustee of one of the Trusts; beneficiary of two of the Trusts; and the Trustee of ten of the Trusts. The other Trustees and beneficiaries of the Hillman Trusts are neither officers nor directors of the Company.
(3) Includes 669,767 shares held directly by Howard B. Hillman; 6,599,152 shares owned by Venhill Limited Partnership of which Mr. Hillman is a general partner; and 1,843,922 shares held by the Hillman Trusts. Excludes an aggregate of 800 shares owned by Mr. Hillman's adult children, as to which shares Mr. Hillman disclaims beneficial ownership.
(4)  Howard B. Hillman is a general partner of Venhill Limited Partnership.


   The following table sets forth, as of November 30, 1997, information with respect to beneficial ownership of the Company's Common Stock by each director of the Company, each of whom is a nominee for election as director, by each named executive officer, and by the present directors and officers of the Company as a group:

                                                     AMOUNT AND NATURE   PERCENT
                                                             OF             OF
TITLE OF CLASS         NAME                         BENEFICIAL OWNERSHIP  CLASS
--------------         ----                         --------------------  -----
Common Stock  Howard B. Hillman                          9,112,841(1)       98%
              Major General William R. Usher,
              USAF (Ret.)                                      200           *
              J. Roderick Heller, III                        2,300(2)        *
              Kenneth M. Dedeluk                             8,125(2)        *
              Dewayn Davis                                  15,160(2)(3)     *
Common Stock  All current directors and officers
              as a group (8 persons)                     9,148,135(1)(2)(3) 98%

 * Less than 1 percent.

(1) Includes 770,333 shares of Common Stock held of record by the Hillman Trusts of which Howard B. Hillman is both a Trustee and a beneficiary; 166,922 shares of Common Stock held of record by the Hillman Trusts of which Mr. Hillman is a Trustee but not a beneficiary and as to which he disclaims beneficial ownership; 906,667 shares of Common Stock of which Mr. Hillman is a grantor and neither a Trustee nor a beneficiary; 669,767 shares of Common Stock owned directly by Mr. Hillman; 6,599,152 shares owned by Venhill Limited Partnership of which Mr. Hillman is a general partner; and excludes an aggregate of 800 shares held by Mr. Hillman's adult children, as to which shares Mr. Hillman disclaims beneficial ownership.
(2)  Includes stock options that will have vested by January 27, 1998.
(3)  Includes 130 shares held by Ms. Susan Davis.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

   During the twelve months ended September 30, 1997, Mr. Hillman was six days late in filing a Form 4 to report a debt-to-equity conversion. Otherwise, to the Company's knowledge, based solely on a review of the copies of reports furnished to the Company, the Company believes that all filings applicable to its executive officers, directors, and ten percent (10%) beneficial owners complied with applicable Commission regulations during the last fiscal year.

PERFORMANCE GRAPH

     The following graph compares the Company's, the peer group's and the Standard & Poors' 500 yearly percentage change in cumulative total shareholder return for the past five years, as measured by dividing the (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the registrant's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The graph assumes that $100 was invested on October 1, 1992 and that all dividends were reinvested.

     For purposes of this Proxy Statement, the peer group, which Auto-trol Technology Corporation considers to be its competitors, is made up of the following five (5) companies: Altris Software, Inc.; Documentum, Inc.; Structural Dynamics Research Corporation; Intergraph Corporation; and ComputerVision Corporation. This is the same peer group that was used for comparative purposes in the Company's Proxy Statement dated December 20, 1996, except that Altris Software, Inc. and Documentum, Inc. were substituted for Parametric Technology Corporation and Autodesk, Inc., which the Company no longer considers its competitors because of the Company's change in market focus.

                                   [GRAPH]


                           AUTO-TROL   PEER GROUP    S&P 500
                           ---------   ---------     -------
1992                         100          100          100
1993                          25           97          107
1994                          67           58          106
1995                          50          154          134
1996                          20          156          158
1997                          23          142          217

                      PROPOSAL 1.  ELECTION  OF  DIRECTORS

   The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three persons. In accordance with the Bylaws, three directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. The proxies will be voted, unless authority to do so is withheld, in favor of the nominees listed below, all of whom comprise the current Board of Directors of the Company, each having served in that capacity since the dates indicated. In the event any of the nominees shall become unavailable, the persons named as proxies may vote for a substitute nominee or vote for fewer than three directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     NOMINEES FOR DIRECTORS

   Set forth in the following table is certain information regarding each nominee for election as director of the Company:

                                                     BUSINESS EXPERIENCE FOR THE
                                                     PAST FIVE YEARS;
               POSITION WITH THE COMPANY;            YEAR BECAME DIRECTOR AND
NAME; AGE      PRINCIPAL OCCUPATION                  OTHER DIRECTORSHIPS
---------      --------------------------            ---------------------------
Howard B.      President of the Company,             Director of the Company
Hillman        Chief Executive Officer and Chairman  since 1973.  President and
Age 63         of the Board of Directors.            Chief Executive Officer of
                                                     the Company since 1985.
                                                     Private investor, Trustee
                                                     and beneficiary of certain
                                                     Hillman Family Trusts.  Mr.
                                                     Hillman is also a director
                                                     of Hambrecht & Quist Group.

Major General  Director of the Company. Consultant.  Director of the Company
William R.                                           since 1988.  October 1997
Usher, USAF                                          to present, self-employed
(Ret.)                                               Consultant.  September 1994
Age 64                                               through September 1997,
                                                     Director, Business
                                                     Development, Lockheed
                                                     Martin Corporation.

J. Roderick    Director of the Company.  Chairman    Director of the Company
Heller, III    and Chief Executive Officer of NHP    since 1984.  Chairman and
Age 60         Incorporated.                         Chief Executive Officer of
                                                     NHP Incorporated.

There are no arrangements or understandings between any of the above-listed directors, or any other persons, pursuant to which any of the directors have been selected as such.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During the Company's last fiscal year, the Board of Directors met four times. Messrs. Hillman, Heller, and Usher were present at all meetings. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee.

   The Audit Committee advises the Board of Directors with respect to (i) the selection of independent certified public accountants, who annually audit the books and records of the Company and its consolidated subsidiaries; (ii) the scope of such audit; (iii) the adequacy of the financial statements prepared for publication by management and the adequacy of the audits of such statements; and
(iv) the adequacy of the financial and accounting control procedures and the financial management of the Company. The current members are Messrs. Hillman and Heller. The Audit Committee did not meet separately from the Board of Directors meetings during the twelve months ended September 30, 1997.

   The Compensation Committee advises the Board of Directors with respect to executive compensation, stock options and other forms of compensation. The current members are Messrs. Usher and Heller. The Compensation Committee met twice during the twelve months ended September 30, 1997. Messrs. Heller and Usher attended both meetings of the Compensation Committee.

   Each director who is not also an officer of the Company received $2,000 for attending each of the scheduled meetings of the Board of Directors in fiscal year 1997. Directors were reimbursed for travel expenses for attending the Board Meetings. During the 1997 fiscal year, Messrs. Heller and Usher were both given an opportunity to surrender their previously granted options for 500 shares of Common Stock on January 2, 1995 with an exercise price of $10.00/share, for a new grant for 5,000 shares on June 6, 1997 with an exercise price of $1.56/share. Mr. Usher accepted the reprice on November 5, 1997 and Mr. Heller retained his previous grant.

                                    OFFICERS

   Set forth below is a description of the present executive officers and officers of the Company except for Mr. Hillman, President, Chief Executive Officer and Chairman of the Board, who is described above. All officers of the Company hold office until their successors are appointed by the Board of Directors. There are no arrangements or understandings between any of the officers listed below, or any other persons, pursuant to which any of the officers have been selected as such.

KENNETH M. DEDELUK - VICE PRESIDENT OF INTERNATIONAL OPERATIONS, AND PRESIDENT OF AUTO-TROL TECHNOLOGY (CANADA) LTD.

   Mr. Dedeluk, age 47, joined Auto-trol Technology (Canada) Ltd., a wholly-owned subsidiary of Auto-trol Technology Corporation, in 1976. In 1981, Mr. Dedeluk became Vice President and General Manager of Canadian Operations. In 1989 he was appointed President of Auto-trol Technology (Canada) Ltd., and in June of 1993 Mr. Dedeluk was appointed Vice President of International Operations of the Company.

MARY LOUISE SCHWAB CPA - VICE PRESIDENT, TREASURER, AND CHIEF FINANCIAL OFFICER

   Ms. Schwab, age 42, joined the Company in August 1995, as Controller. On September 23, 1996, Ms. Schwab was appointed Vice President, Treasurer and Chief Financial Officer. Prior to her employment with the Company, Ms. Schwab was Division Controller for DOVatron International, Inc. of Boulder, Colorado from January 1994 to February 1995. She was Corporate Controller for Somatogen, Inc. of Boulder, Colorado from November 1991 to January 1994, and was Vice President of Finance for Generation 5 Technology, Inc. of Westminster, Colorado from January 1989 through October 1991.

DEWAYN DAVIS - VICE PRESIDENT

   Mr. Davis, age 41, joined the Company in 1984, initially as an Applications Engineer. He entered the Company's sales force in 1987 and was shortly thereafter promoted to Regional Sales Manager. In January, 1993 Mr. Davis was promoted to Director of Western Area Field Operations, and was appointed Vice President of the Company effective September 8, 1994.

ALLYSON S. KISSELL - SECRETARY

   Ms. Kissell, age 49, joined the Company in 1984, and has held various positions with the Legal Department during her employment with the Company, including her appointment as Assistant Secretary in 1987. In addition to managing the Legal Department, Ms. Kissell is also the manager of the Documentation and Training Services and Facilities Administration Departments. Ms. Kissell was appointed Secretary of the Company effective September 16, 1992.

VALERIE R. GAUTREAUX - ASSISTANT SECRETARY

   Ms. Gautreaux, age 47, has worked in various capacities, including Contract Administrator, in the Legal Department since joining the Company in 1987. She was appointed Assistant Secretary of the Company on October 24, 1996.

                             EXECUTIVE  COMPENSATION

REPORT FROM THE COMPANY'S COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors has reviewed executive compensation and concluded that salaries for executive officers should not be based upon Company performance. Salary determination is based on a combination of factors including evaluation of compensation for executive positions within the industry, as well as the individual's past performance, education, job responsibilities and future potential with the Company.

   For its evaluation of compensation, the Committee did not rely on specific data from specific companies within the systems integration industry, but rather, on its broad understanding of competitive salaries for comparable executive positions. Based on this approach, there is no direct relationship between other companies and the broad industry "norms" used by the Committee in their deliberations regarding Company executive compensation.

   The objective of the Committee is to determine salaries that are sufficient to attract, motivate and retain executives of outstanding ability and potential. The Committee further attempts to establish a relationship between executive compensation and the creation of shareholder value. These objectives are achieved by providing a combination of cash compensation and stock option grants. Options are granted to executives based on subjective performance evaluation and not the attainment of specific performance goals.

   All of the above factors and policies were considered in determining the compensation of Mr. Hillman, President and Chief Executive Officer of the Company. However, in May 1991, Mr. Hillman voluntarily lowered his salary to its present level and has again asked the Compensation Committee not to increase his salary this fiscal year.



/s/ Major General William R. Usher, USAF (Ret.)      Director
-----------------------------------------------
    Major General William R. Usher, USAF (Ret.)

/s/ J. Roderick Heller, III                          Director
-----------------------------------------------
    J. Roderick Heller, III

   The following Summary Compensation Table sets forth the salary, bonus and other compensation earned during the last three fiscal years by Howard B. Hillman, the Company's Chief Executive Officer, and by the other two executive officers of the Company whose aggregate compensation for that year exceeded $100,000. No stock appreciation rights were granted to the named executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                           -----------------------------
                                               ANNUAL COMPENSATION                 AWARDS        PAYOUTS
                                        ---------------------------------- ------------------    -------
                                                                  ALL      RESTRICTED
                                                              OTHER ANNUAL   STOCK    OPTIONS       LTIP
 NAME AND PRINCIPAL           FISCAL      SALARY      BONUS   COMPENSATION  AWARD(S)  GRANTED     PAYOUTS
     POSITION                  YEAR         ($)       ($)(1)      ($)         ($)     (SHARES)       ($)
 ------------------           ------      ------      ------  ------------ ---------- --------    -------
Howard B. Hillman              1997     $  100,000     $240             -     N/A           -       N/A
President and Chief            1996        100,000      240             -     N/A           -       N/A
Executive Officer              1995        100,000      240      4,401(2)     N/A           -       N/A

Kenneth M. Dedeluk*            1997        128,561      217      3,041(3)     N/A      35,000       N/A
President, Auto-trol           1996        128,561      220      3,084(3)     N/A      15,000       N/A
Technology (Canada) Ltd.       1995        122,724      218      2,887(3)     N/A       2,000       N/A

Dewayn Davis                   1997        122,991      120             -     N/A      40,000       N/A
Vice President                 1996        116,991      110             -     N/A      28,000       N/A
                               1995        110,242      240             -     N/A       4,500       N/A


 * Compensation is paid in Canadian dollars for Mr. Dedeluk. The amount shown here is restated in U.S. dollars.
(1) This column reflects compensation to named executive officers under the Company's 401(k) Retirement Plan; except as to Mr. Dedeluk, where the amount represents compensation in the form of contributions from Auto-trol Technology (Canada) Ltd. through its Registered Retirement Savings Plan.
(2) This total for 1995 includes $3,762 for rent, $268 for telephone, and $371 for utilities.
(3)  This total is for car allowance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The two members of the Company's Compensation Committee, Mr. Usher and Mr. Heller, have no interlocking relationships as defined by SEC rules and regulations.


                         STOCK OPTIONS AND OTHER PLANS

   The Company has an Incentive Stock Option Plan ("ISO Plan"), a Special Purpose Stock Option Plan ("SPSO Plan") and an Employee Stock Purchase Plan ("ESP Plan"). The Board of Directors may from time to time alter, amend, suspend or discontinue the ISO Plan, the SPSO Plan and the ESP Plan, except that the Board may not take action which adversely affects the rights and obligations with respect to stock options outstanding under the Plans. The Board may not, without approval of the shareholders: (i) increase the maximum number of shares of Common Stock that may be made subject to options under any of the Plans; (ii) materially increase the benefits accruing to participants under any of the Plans; or (iii) materially modify the requirements as to eligibility for participation in any of the Plans.

   As amended by the shareholders in January 1992, the ISO Plan and the SPSO Plan options were pooled, combining the number of shares available for grant under both Plans. In January of 1996, the Plans were each amended to restate the number of shares available for grant collectively under the Plans to 400,000, reflecting the Company's one-for-ten reverse stock split. A proposal to amend the ISO Plan and the SPSO Plan to increase the number of shares available for issuance under these Plans is being submitted to shareholders for approval at the Annual Meeting. See Proposal 2.

   Any shares of Common Stock which were subject to Stock Options, but for which such Stock Options have expired, shall again be available for purposes of granting Stock Options under the ISO Plan and the SPSO Plan. As of September 30, 1997, a total of 89,194 options for shares of Common Stock remained available for grant collectively under these Plans.

INCENTIVE STOCK OPTION PLAN

   Under the ISO Plan, Key Employees are granted options to purchase Common Stock of the Company at a per share price equal to the fair market value of a share of Common Stock on the date that the option is granted. Almost all of the Company's approximately 246 employees could qualify as Key Employees. The Compensation Committee determines the optionees, the number of shares covered by the options, and the exercise price of options granted under the ISO Plan. Compensation Committee members are not eligible to receive options under the ISO Plan.

   A copy of the ISO Plan is available upon shareholder request.

SPECIAL PURPOSE STOCK OPTION PLAN

   The SPSO Plan was adopted in 1981, approved by the shareholders in 1982, revised in 1994, and revised again in 1995. Under the SPSO Plan, options are granted at the fair market value of the shares on the date of grant. The Compensation Committee determines the optionees, the number of shares covered by the options, and the exercise price of the options granted under the Plan. The options granted and to be granted under the SPSO Plan are not "incentive" stock options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended. Compensation Committee members are eligible to receive options under the SPSO Plan.

   A copy of the SPSO Plan is available upon shareholder request.


                          OPTION REPORTING REQUIREMENTS

   The following table discloses options to purchase Common Stock granted from October 1, 1996, through September 30, 1997, under the ISO Plan and the SPSO Plan, to Messrs. Dedeluk and Davis, the only named executive officers referred to in the Summary Compensation Table who were granted stock options during that period.

                              OPTION GRANTS TABLE*


                                                          POTENTIAL REALIZABLE
                                                            VALUE AT ASSUMED
                                                          ANNUAL RATES OF STOCK
                                                          PRICE APPRECIATION FOR
                                                               OPTION TERM
                                                          ----------------------
               NUMBER OF   % OF TOTAL
               SECURITIES   OPTIONS
               UNDERLYING  GRANTED TO
                 OPTIONS   EMPLOYEES   EXERCISE
                 GRANTED   IN FISCAL    PRICE    EXPIRATION    5%        10%
     NAME       ($)/SH(1)  YEAR 1997  ($)/SH(1)     DATE    ($)/SH(1)  ($)/SH(1)
     ----      ----------  ---------- ---------  ---------- ---------  ---------
Kenneth M.
 Dedeluk         15,000       9.45       3.00      1/3/07     28,300    71,718

                 20,000      26.77       1.56      6/6/07     19,622    49,725

Dewayn Davis     40,000       25.2       3.00      1/3/07     75,467    191,249

 * SEC regulations require disclosure of stock appreciation rights ("SARs") issued; however, Auto-trol Technology Corporation has not granted any SARs.
(1) Actual gains on exercise, if any, are dependent upon the future performance of the Company's Common Stock.

Under either the ISO Plan or the SPSO Plan, options become exercisable in five cumulative annual installments of twenty percent (20%) per year, and remain exercisable until the option expires. A change of ownership of the Company may accelerate the vesting schedule of the options. An unexercised option generally expires on the tenth anniversary of the date on which it was granted, or thirty
(30) days after termination of the employment, or six months after the death or disability, of the optionee. The exercise price on the date of grant may be paid either in cash or at the discretion of the Compensation Committee by delivery of shares of the Company's Common Stock previously purchased, valued at the market price as of the date such shares are tendered to the Company. The Compensation Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. No named executive officer exercised any stock options in fiscal year 1997.

     The following table discloses information regarding the reprice of previously granted options held by the named executive officers during the 1997 fiscal year.

     The Board of Directors determined that there were stock option grants that may be failing to serve as incentives to key employees because the then current market value of the Company's stock was notably less than the exercise price for such stock options. Therefore, all previous option grants that had an exercise price below the market price of the Company's Common Stock on January 3, 1997 could be surrendered for a new grant of the same quantity at an exercise price of $3.00/share.

                            TEN-YEAR OPTION REPRICING

                                                                                   LENGTH OF
                                             MARKET                                ORIGINAL
                               NUMBER OF    PRICE OF    EXERCISE                    OPTION
                               SECURITIES   STOCK AT    PRICE AT       NEW           TERM
                               UNDERLYING    TIME OF    TIME OF      EXERCISE     REMAINING AT
                                OPTIONS     REPRICING   REPRICING      PRICE        DATE OF
     NAME              DATE     REPRICED     ($)/SH      ($)/SH       ($)/SH        REPRICE
     ----              ----    ----------   ---------   ---------    --------     ----------
Kenneth M. Dedeluk    1/3/97      5,000       $3.00       $3.75        $3.00      -6.5 years
                      1/3/97      2,000       $3.00      $10.00        $3.00        -8 years
                      1/3/97     15,000       $3.00      $6.875        $3.00        -9 years

Dewayn Davis          1/3/97     25,000       $3.00       $3.75        $3.00      -6.5 years
                      1/3/97      4,500       $3.00      $10.00        $3.00        -8 years
                      1/3/97     28,000       $3.00      $6.875        $3.00        -9 years


   The following table discloses the options held by the named executive officers at the end of the last fiscal year.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUE TABLE

                                                NUMBER OF SECURITIES     VALUE OF UNEXERCISED IN-THE-
                                               UNDERLYING UNEXERCISED       MONEY OPTIONS AT FISCAL
                                             OPTIONS AT FISCAL YEAR END           YEAR END ($)
                   SHARES ACQUIRED  VALUE    --------------------------  ----------------------------
     NAME            ON EXERCISE   REALIZED  VESTED       UNEXERCISABLE  VESTED         UNEXERCISABLE
     ----          --------------- --------  ------       -------------  ------         -------------
Howard B. Hillman         -           -        -                 -         $-                $-
Kenneth M. Dedeluk        -           -        0*             57,000        0              142,500
Dewayn Davis              -           -        0*             75,000        0              225,000


*In January, 1997, both Mr. Dedeluk and Mr. Davis elected to surrender all their outstanding vested options in order to be eligible for an option reprice.

EMPLOYEE STOCK PURCHASE PLAN

   The Company's Employee Stock Purchase Plan ("ESP Plan") became effective in 1980, and is administered by two members of the Board of Directors (the "Committee"). Almost all full-time employees who have been with the Company for at least six months and who work seventeen and one-half hours (17 1/2) per week are entitled to participate in the ESP Plan. The purchase period for the ESP Plan begins on March 1 and ends October 31, for each calendar year. All employees who wish to participate in the ESP Plan must re-enroll at the beginning of each purchase period.

   An employee may purchase stock equal to the lesser of ten percent (10%) of his annual salary, or the number of shares authorized by the Committee. The ESP Plan allows employees to purchase Common Stock at the lesser of either full market price, or at a five percent (5%) discount of the fair market price of the stock at the beginning of the purchase period, or at a five percent (5%) discount of the fair market price when the stock is purchased.

   No shares of Common Stock were acquired under the ESP Plan from October 1, 1996 through September 30, 1997 by the named executive officers. During fiscal year 1997 an aggregate of 744 shares were purchased by employees of the Company pursuant to the ESP Plan.

   A copy of the ESP Plan is available upon shareholder request.

RETIREMENT SAVINGS PLAN

   The Company's Retirement Savings Plan (the "Retirement Plan") is a cash or deferred profit-sharing plan designed to comply with the requirements of Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. All employees of the Company may participate in the Retirement Plan, provided that they have six months of service with the Company. The Retirement Plan is administered by a committee appointed by the Board of Directors.

   Funds of the Plan are held, invested and administered by an independent company. Plan funds may not be invested in Common Stock of the Company.

   Under the Plan, employees may contribute an amount equal to up to fifteen percent (15%) of their compensation per pay period, subject to statutory limits, to a tax deferral account. The percentage of compensation that may be contributed by the highly compensated employees under the Internal Revenue Code depends on the average percentage of compensation contributed by the non-highly compensated employees.

   The Company will contribute, to the employee's account, an amount equal to the employee's contribution, up to ten dollars ($10) per pay period. The value of an employee's account is payable to the employee or the employee's beneficiary upon the employee's retirement, voluntary or involuntary termination of employment, death, or disability. Prior to such time, withdrawals may only be made for financial hardships as defined by the Internal Revenue Code and Regulations.

   The Board of Directors may, in its discretion, terminate the Retirement Plan at any time, in whole or in part. Upon such termination, the Plan provides for the distribution of the assets of the fund for the benefit of its participants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During fiscal year 1997 the Company borrowed $1,000,000 from Howard B. Hillman, President, CEO, and a director of the Company, and $7,075,000 from the Venhill Limited Partnership ("Venhill"), of which Mr. Hillman, the general partner, has voting and investment powers. In March 1997 the Board of Directors approved the conversion of $4,700,000 of the debt to Venhill for 1,566,667 shares of Common Stock. The $3.00 price per share for the March 1997 conversion approximates the market bid price at the date of conversion. The Company's related party debt activity for the fiscal year ending September 30, 1997 is as follows:


          Note payable balance as of October 1, 1996            $ 1,900,000
          Additional amount borrowed                              8,075,000
          Amount paid                                              (300,000)
          Amount converted to Common Stock by Venhill            (4,700,000)
                                                                -----------
          Note payable balance as of September 30, 1997         $ 4,975,000
                                                                -----------
                                                                -----------

   The notes outstanding to both Mr. Hillman and Venhill are payable October 1, 1999 and bear interest at ten percent (10%). Interest payable relating to this debt was approximately $355,900 as of September 30, 1997 of which $131,100 is due to Howard B. Hillman and $224,800 is due to Venhill.

                   PROPOSAL 2.  APPROVAL TO AMEND THE COMPANY'S
                                   OPTION PLANS

AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE COMPANY'S STOCK OPTION PLANS

     The shareholders will be asked to approve a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan ("the Plans") to increase the number of shares of Common Stock collectively available for grant under the Plans. The amendments, if approved, would provide a maximum of 1,000,000 shares of Common Stock available for grant collectively under the Plans.

     The Company's Special Purpose Stock Option Plan Section 5.1 will be amended to read as follows:

     5.1 MAXIMUM NUMBER

     The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be one million (1,000,000) under this Plan and the Company's Incentive Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 1,000,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Option grant.

     The Company's Incentive Stock Option Plan contains the same section 5.1 which will be amended to read as follows:

     5.1 MAXIMUM NUMBER

     The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be one million (1,000,000) under this Plan and the Company's Special Purpose Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 1,000,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Option grant.

OUTSTANDING OPTION GRANTS

BACKGROUND

     The Company has a Special Purpose Stock Option Plan and an Incentive Stock Option Plan (the "Plans"), which provide for the grant of Stock Options to Key Employees and members of the Board of Directors in order to advance the interests of the Company and its participating subsidiaries through the motivation, attraction and retention of Board members and Key Employees.

REASON FOR THE ACTION

     As of September 30, 1997, there were 89,194 shares of Common Stock remaining available for grant under the Incentive Stock Option Plan and the Special Purpose Stock Option Plan collectively. The number of shares remaining available for grant under the Plans is insufficient to continue to meet the goals of the Plans.

BOARD RECOMMENDATION

     Based on the foregoing consideration, the Board of Directors approved an amendment to the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to increase the number of shares available for grant collectively under the Plans.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL.

VOTE REQUIRED FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S SPECIAL PURPOSE STOCK OPTION PLAN THE INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT COLLECTIVELY UNDER THE PLANS.

     The shareholders will be asked to approve the proposal to amend the Company's Incentive Stock Option Plan and Special Purpose Stock Option Plan, to increase the number of shares collectively available for grant under the Plans, at the Annual Meeting of Shareholders on January 27, 1998.

     The affirmative vote of the majority of the shares entitled to vote, represented in person or by proxy, will be necessary to approve the proposal. Approval is assured since the Hillman entities intend to vote in favor of the proposal.


                                 OTHER MATTERS

   The items discussed above are the only items of business, other than routine procedural matters, which management intends to present or is informed that others intend to present, for action as to which proxies received or presented at the meeting are to be used. However, if other matters are properly presented at the meeting, proxies named by the Board of Directors will vote the shares represented by them in accordance with the recommendations of the Board of Directors of the Company.

          RELATIONSHIPS WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Company retained KPMG Peat Marwick as its independent certified public accountants effective 1990, and they have been selected to continue in such capacity for the current fiscal year.

   Representatives of KPMG Peat Marwick are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                             FINANCIAL STATEMENTS

      Consolidated financial statements for the Company are included in Auto-trol Technology Corporation's Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. A copy of this Report may be obtained without charge upon written request directed to Ms. Allyson S. Kissell, Secretary, 12500 North Washington Street, Denver, Colorado 80241-2400.


                                        By Order of the Board of Directors



                                        Allyson S. Kissell
                                        SECRETARY

Denver, Colorado
December 22, 1997

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        AUTO-TROL TECHNOLOGY CORPORATION
           FOR MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 1998

The undersigned hereby appoints Howard B. Hillman and Allyson S. Kissell and each of them, each with full power to act alone and each with full power of substitution, as proxies to vote all the shares of Common Stock of Auto-trol Technology Corporation held of record by the undersigned on December 9, 1997, which the undersigned is entitled to vote at its annual meeting of shareholders to be held on January 27, 1998, and any adjournment thereof, upon the following matters as set forth in the Notice of said meeting and Proxy Statement dated December 22, 1997, copies of which have been received by the undersigned.

The Board of Directors recommends that all shareholders vote on the following:

1.    Election of three (3) Directors:

                Nominees: J. Roderick Heller, III, Howard B. Hillman, Major General William R. Usher (Ret.)

                    / /  FOR            / /  AGAINST

          FOR, except vote withheld from the following nominee(s)
----------------------------------

2. The approval and adoption of a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to increase the number of shares of Common Stock available for grant collectively under the Plans.

                    / /  FOR            / /  AGAINST            / /  ABSTAIN

(IMPORTANT-CONTINUED ON REVERSE SIDE)

3.    Such other business as may properly come before the meeting.

IMPORTANT: Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

                                        Date:
                                        ----------------------------------------

                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                               Signature if held jointly

                                        Mark here for address change
                                        -------------------------------

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